UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

RMIT 2020-1 Securitization

Regional Management Corp. (the “Company”) announced the pricing of its previously announced private offering and sale of approximately $180 million principal amount of asset-backed notes (the “2020-1 Securitization”). The 2020-1 Securitization will consist of the issuance of four classes of fixed-rate asset-backed notes (the “Notes”) issued by Regional Management Issuance Trust 2020-1 (the “Issuer”), a newly formed special purpose entity that is indirectly owned by the Company. The Notes will be collateralized by a pool of soft secured, hard secured, and unsecured consumer loans having an aggregate principal balance of approximately $187.5 million as of August 31, 2020 (the “Loans”), and a certificate which represents a beneficial interest in certain Loans (the “2020-1A SUBI Certificate”).

The following table summarizes certain terms of the 2020-1 Securitization:

Principal Amount:	$134.1 million (Class A) $18.1 million (Class B) $16.1 million (Class C) $11.7 million (Class D) $180.0 million (Total)

Interest Rate:	2.34% (Class A) 3.23% (Class B) 3.80% (Class C) 6.77% (Class D)

Purchase Price (% of Par):	99.99466% (Class A) 99.98223% (Class B) 99.99198% (Class C) 99.99674% (Class D)

Revolving Period:	Ends on the close of business on September 30, 2023

Optional Call Date:	Beginning October 16, 2023

Final Maturity Date:	October 15, 2030

The closing of the 2020-1 Securitization is expected to occur on September 23, 2020, subject to customary closing conditions. The Company intends to apply the net proceeds of the sale of the initial Loans and the 2020-1A SUBI Certificate transferred to Regional Management Receivables III, LLC, as depositor on the Closing Date, to repay a portion of the existing indebtedness under its existing warehouse facility and asset-based lending facility.

The Notes are being offered in a private placement, solely to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or, with respect to certain of the Notes, outside the United States to persons other than “U.S. persons” in reliance on Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This notice does not constitute an offer to sell the Notes, nor a solicitation for an offer to purchase the Notes, in any jurisdiction in which such offer or solicitation would be unlawful.

Investor Presentation

The Company has prepared an updated investor presentation, dated September 23, 2020, which it plans to use during future meetings with investors, stockholders, and analysts. The investor presentation is available at the Company’s investor relations website: www.regionalmanagement.com.

The information set forth or incorporated in this Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: September 23, 2020	By:	/s/ Michael S. Dymski
Michael S. Dymski
Vice President, interim Chief Financial Officer and Chief Accounting Officer

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